UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 20, 2004

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California		94109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(415) 421-7900

N/A

(Former name or former address, if changed since last report)

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On January 16, 2004, the Company provided notice to all of its directors, officers and employees of an upcoming blackout period with respect to the Company’s Associate Stock Incentive Plan (the “Plan”) due to a change in the Plan’s record keeper. The blackout period is expected to begin during the week of February 15, 2004 and end during the week of March 21, 2004. During the blackout period, the Company’s directors, officers and employees will be unable to obtain a loan from the Plan, obtain a distribution from the Plan, change existing investment elections, execute a fund transfer or change their deferral percentage. The blackout period is being imposed in order to ensure that all fund information is accurately transferred to the new Plan record keeper. Inquiries regarding the blackout period may be directed to Nancy Hoem, Vice President, Compensation and Benefits, at (415) 402-4390 or 3250 Van Ness Avenue, San Francisco, CA 94109.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

	By:	/s/ Sharon L. McCollam

Sharon L. McCollam
Date: January 20, 2004		Executive Vice President and Chief Financial Officer

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